Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES RECORD EPS, MARGINS AND FREE CASH FLOW
EPS ALMOST DOUBLES FROM $0.08 IN 2008 TO $0.15 IN THE THIRD QUARTER OF 2009
•	Adjusted EBITDA margin of 25.4% for the quarter as compared to 23.0% in 2008.
•	Strong core price growth of 5.0%.
•	Adjusted EBITDA of $28.5 million for the quarter.
•	Free cash flow of $16.5 million.
•	SG&A reduced by $2.0 million from the comparative quarter in 2008.
BURLINGTON, Ontario, October 27, 2009, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the third quarter ended September 30, 2009. Fully diluted earnings per share from continuing operations were $0.15 for the quarter as compared to $0.08 in the third quarter of 2008. Revenue for the quarter was $112.5 million compared to $125.7 million for the same quarter in 2008. Income from continuing operations for the quarter was $6.7 million as compared to income in the comparative period of $3.5 million. The results for the quarter are highlighted by:
•	Excluding recycled commodity sales, net of commodity surcharges, core internal revenue growth from price was 5.0%.
•	Internal revenue relating to volume declined by $7.1 million or 5.7%.
•	Foreign currency translation accounted for $4.2 million or a 3.4% reduction in revenue and the net expiration of municipal contracts accounted for a decline of $2.5 million or 2.0% of revenue.
For the nine month period ended September 30, 2009, fully diluted earnings per share from continuing operations were $0.31 as compared to $0.28 in the corresponding period of 2008. Revenue for the period was $315.7 million compared to $370.6 million in 2008. Income from continuing operations for the period was $14.2 million as compared to income in the comparative period of $12.8 million. The results for the nine month period ended September 30, 2009 are highlighted by:
•	Excluding recycled commodity sales, net of commodity surcharges, core internal revenue growth from price was 4.3%.
•	Internal revenue relating to volume declined by $19.3 million or 5.2%.
•	Foreign currency translation accounted for $24.4 million or a 6.6% reduction in revenue and the net expiration of municipal contracts accounted for a decline of $10.6 million or 2.9% of revenue.
•	Foreign currency translation unfavorably impacted EPS by approximately $0.03 per share.
David Sutherland-Yoest, Waste Services President and Chief Executive Officer, stated, “We are pleased to report record financial results for the third quarter and continued success in executing the strategy we laid out in the beginning of the year. Our progress this year is highlighted by our substantially reduced SG&A expense, significant pricing improvement in all markets, improved margins and record free cash flow. We are also reporting that we have been successful in managing our tax rate to allow us to eliminate our reconciliation of our GAAP earnings to reflect a normal tax charge and we are adjusting our guidance for the year to a range of $0.43 to $0.45 cents per share. Our recently announced strategic acquisitions in Miami and increased internalization of waste volumes into our Alberta landfill position the company for continued record results. The excellent results are a result of fine tuning the company’s administrative and operating costs to adjust to the decline in revenue in the past year.”

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between income from continuing operations, as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Income from continuing operations	$6,717	$3,469	$14,173	$12,830
Income tax provision	3,682	5,322	8,837	6,927
Change in fair value of warrants	(688)	—	(2,103)	—
Interest expense	7,528	7,730	22,418	25,770
Depreciation, depletion and amortization	10,940	11,503	32,016	34,826

EBITDA from continuing operations (1)	$28,179	$28,024	$75,341	$80,353

The following table reconciles the differences between EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the three and nine months ended September 30, 2009 and 2008 (in thousands) (unaudited).

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
EBITDA from continuing operations (1)	$28,179	$28,024	$75,341	$80,353
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Loss (gain) on sale of assets	(78)	(8)	(2,430)	(522)
Non-cash items (2)	412	938	1,901	2,995
Other excludable expenses (3)	—	—	88	—

Adjusted EBITDA from continuing operations (1)	$28,513	$28,954	$74,900	$82,826

(1)	EBITDA from continuing operations and Adjusted EBITDA from continuing operations (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include stock-based compensation expense and gains and losses on foreign exchange.

(3)	Other excludable expenses adjustments includes other non-recurring costs.

We will host an investor and analyst conference call on Wednesday, October 28, 2009 at 8:30 a.m. (ET) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-831-6267 (US and Canada) or 617-213-8857 (International) and enter passcode number 79761628. To hear a web cast of the call over the Internet, access the home page of our website at www.wasteservicesinc.com. A replay of the call will be available until November 10, 2009 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 12206233. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2008. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:

Edwin D. Johnson	J. Todd Atenhan
Waste Services, Inc.	Investor Relations
Executive Vice President and Chief Financial Officer	+1-888-917-5105
+1-905-319-1237

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$112,461	$125,745	$315,738	$370,635

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	71,204	82,512	203,896	242,661
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	13,085	15,074	39,034	47,943
Depreciation, depletion and amortization	10,940	11,503	32,016	34,826
Loss (gain) on sale of property and equipment, foreign exchange and other	(7)	135	(2,533)	(322)

Income from operations	17,239	16,521	43,325	45,527

Interest expense	7,528	7,730	22,418	25,770
Change in fair value of warrants	(688)	—	(2,103)	—

Income from continuing operations before income taxes	10,399	8,791	23,010	19,757
Income tax provision	3,682	5,322	8,837	6,927

Income from continuing operations	6,717	3,469	14,173	12,830
Income from discontinued operations, net of income tax provision of $266 for the nine months ended September 30, 2008	—	—	—	409
Gain on sale of discontinued operations, net of income tax provision of $4,485 for the nine months ended September 30, 2008	—	—	—	6,869

Net income	$6,717	$3,469	$14,173	$20,108

Basic and diluted earnings per share:
Earnings per share — continuing operations	$0.15	$0.08	$0.31	$0.28
Earnings per share — discontinued operations	—	—	—	0.16

Earnings per share — basic and diluted	$0.15	$0.08	$0.31	$0.44

Weighted average common shares outstanding:
Basic	46,253	46,079	46,206	46,076
Diluted	46,302	46,088	46,231	46,085

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED BALANCE SHEET AND CASH FLOW DATA
(In thousands)

	September 30,	December 31,
	2009	2008
Balance Sheet Data:

Cash	$3,209	$7,227
Current assets	$70,548	$72,961
Total assets	$870,792	$840,927
Current liabilities	$99,070	$93,245
Debt:
Senior secured credit facilities:
US Revolver	$—	$34,600
Canadian Revolver	5,604	27,699
US Term loan	36,902	38,125
Canadian Term Loan	113,962	103,505
Senior subordinated notes	208,520	158,854
Other notes	8,291	9,286

Total debt	$373,279	$372,069

Shareholders’ equity	$356,732	$335,018

	Nine Months Ended September 30,
	2009	2008
Cash Flow Data:

Net cash flows provided by continuing operations	$47,154	$48,923
Net cash flows provided by (used in) investing activities for continuing operations	$(34,761)	$14,619
Net cash flows used in financing activities of continuing operations	$(17,903)	$(43,537)
Capital expenditures from continuing operations	$24,413	$39,220

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED GROWTH RATES AND COUNTRY DATA
(In thousands)

Waste Services, Inc.
Revenue Growth
For The Three Months Ended September 30, 2009
(in thousands)

Total Revenue, September 30, 2008	$125,745
Impact on revenue from changes in:
Price	5,981	4.8%
Fuel Surcharge	(5,279)	-4.2%
Volume	(7,130)	-5.7%
Acquisition / Disposition	188	0.1%
Gain / Loss of Contracts	(2,496)	-2.0%
Other	(322)	-0.2%
Foreign currency impact	(4,226)	-3.4%

Total Revenue, September 30, 2009	$112,461

Waste Services, Inc.
Revenue Growth
For The Nine Months Ended September 30, 2009
(in thousands)

Total Revenue, September 30, 2008	$370,635
Impact on revenue from changes in:
Price	13,641	3.7%
Fuel Surcharge	(14,840)	-4.0%
Volume	(19,293)	-5.2%
Acquisition / Disposition	1,168	0.3%
Gain / Loss of Contracts	(10,634)	-2.9%
Other	(583)	-0.1%
Foreign currency impact	(24,356)	-6.6%

Total Revenue, September 30, 2009	$315,738

COUNTRY DATA
(In thousands)

	Three Months Ended September 30, 2009
	US		Canada		Total
Revenue	$50,821	100.0%	$61,640	100.0%	$112,461	100.0%
Operating expenses:
Cost of operations	30,833	60.7%	40,371	65.5%	71,204	63.3%
Selling, general and administrative expense	6,155	12.1%	6,930	11.2%	13,085	11.6%
Depreciation, depletion and amortization	6,317	12.4%	4,623	7.5%	10,940	9.8%
Foreign exchange (gain) loss and other	(76)	-0.1%	69	0.1%	(7)	0.0%

Income from continuing operations	$7,592	14.9%	$9,647	15.7%	$17,239	15.3%

		0.0%		0.0%		0.0%

	Three Months Ended September 30, 2008
	US		Canada		Total
Revenue	$58,468	100.0%	$67,277	100.0%	$125,745	100.0%
Operating expenses:
Cost of operations	38,114	65.2%	44,398	66.0%	82,512	65.6%
Selling, general and administrative expense	7,647	13.1%	7,427	11.0%	15,074	12.0%
Depreciation, depletion and amortization	6,509	11.1%	4,994	7.4%	11,503	9.1%
Foreign exchange gain and other	20	0.0%	115	0.2%	135	0.2%

Income from continuing operations	$6,178	10.6%	$10,343	15.4%	$16,521	13.1%

WASTE SERVICES, INC.
UNAUDITED COUNTRY DATA
(In thousands)

	Nine Months Ended September 30, 2009
	US		Canada		Total
Revenue	$151,801	100.0%	$163,937	100.0%	$315,738	100.0%
Operating expenses:
Cost of operations	94,348	62.2%	109,548	66.8%	203,896	64.6%
Selling, general and administrative expense	18,922	12.5%	20,112	12.3%	39,034	12.4%
Depreciation, depletion and amortization	19,039	12.5%	12,977	7.9%	32,016	10.1%
Gain on sale of property and equipment, foreign exchange and other	(2,273)	-1.5%	(260)	-0.2%	(2,533)	-0.8%

Income from continuing operations	$21,765	14.3%	$21,560	13.2%	$43,325	13.7%

		0.0%		0.0%		0.0%

	Nine Months Ended September 30, 2008
	US		Canada		Total
Revenue	$179,331	100.0%	$191,304	100.0%	$370,635	100.0%
Operating expenses:
Cost of operations	116,497	65.0%	126,164	65.9%	242,661	65.5%
Selling, general and administrative expense	24,055	13.4%	23,888	12.5%	47,943	12.9%
Depreciation, depletion and amortization	19,903	11.1%	14,923	7.8%	34,826	9.4%
Foreign exchange (gain) loss and other	(463)	-0.3%	141	0.1%	(322)	-0.1%

Income from continuing operations	$19,339	10.8%	$26,188	13.7%	$45,527	12.3%